Exhibit 10.2

After recording please return to:
Ms. Kate Moore
Holt Ney Zatcoff & Wasserman, LLP
100 Galleria Pkwy., Suite 600
Atlanta, Georgia 30339

RESTRICTIVE COVENANT

        THIS RESTRICTIVE COVENANT (the “Restriction”) is made and declared this 3rd day of January, 2005 (the “Effective Date”), by ROBERTS PROPERTIES PEACHTREE DUNWOODY, LLC, a Georgia limited liability company (“Roberts”).

        W I T N E S S E T H:

        THAT, WHEREAS, Roberts is the owner of the real property described on Exhibit A attached hereto and made a part hereof (the “Property”); and

        WHEREAS, Roberts desires to place a restriction upon the Property as hereinafter set forth.

        NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid, Roberts, intending to be legally bound, hereby promises, declares and agrees as follows:

        1.    In the event the Property is developed by the then-owner of the Property within ten (10) years after the Effective Date for residential use (the “Project”), (i) Roberts Properties, Inc., or any other entity designated by Charles S. Roberts, will be engaged as the development company for the Project and will be paid a development fee in an amount equal to $5,000.00 per residential unit multiplied by the number of residential units which are to be developed on the Property, with such fee to be paid in equal monthly amounts over the contemplated development period, and (ii) Roberts Properties Construction, Inc., or any other entity designated by Charles S. Roberts, will be engaged as the general contractor for the Project on a cost plus basis and will be paid the cost of constructing the Project plus 10% (5% profit and 5% overhead) with such payments to be paid commencing with the start of construction.

        2.    The restrictive covenants contained in this Agreement shall run with the title to and burden the Property.

        3.    This Restriction may be amended or terminated only in a writing executed by the then-owner(s) of the Property, or any part thereof and Roberts Properties, Inc. and Roberts Properties Construction, Inc. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

        IN WITNESS WHEREOF, Roberts has caused this Agreement to be signed, sealed and delivered as of the day and year first above written.

Signed, sealed and delivered in the	ROBERTS PROPERTIES PEACHTREE
presence of:	DUNWOODY, LLC, a Georgia limited
liability company
/s/ Miriam J. DeBevc
Unofficial Witness	By: Roberts Properties, Inc., a Georgia
corporation, sole manager
/s/ Jessica Grant
Notary Public	By: /s/ Anthony W. Shurtz
Anthony W. Shurtz
(NOTARY SEAL)	Chief Financial Officer and Secretary

Commission expires: August 10, 2008	(CORPORATE SEAL)

EXHIBIT A

(Legal Description Omitted)